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                                                                   Exhibit 10.58


                             TRACTOR SUPPLY COMPANY
                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                    Section 1

                            Establishment and Purpose

         The purpose of the Tractor Supply Company Executive Deferred Compensation Plan ("Plan") is to provide a select group of management or highly compensated employees of Tractor Supply Company ("Company") and its subsidiaries and related limited partnerships an opportunity, in accordance with the terms and conditions set forth in the Plan, to defer compensation that otherwise would be payable currently, and to accrue interest on such amounts until paid. This Plan is intended to be an unfunded plan for purposes of the Internal Revenue Code and to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and shall be construed to effect such intent. This Plan is established effective October 31, 2001 ("Effective Date").

                                    Section 2

                                 Administration

         This Plan shall be administered by the Board of Directors of Company which may delegate authority to its officers and other persons to properly administer the Plan on a day-to-day basis. Among other administrative functions, Company shall be responsible for collecting all deferral election forms. Company shall have the exclusive responsibility and complete discretionary authority to control the operation and the administration of this Plan, with all powers necessary to enable it to properly carry out such responsibility, including, but not limited to, the power to construe the terms of this Plan, to determine status, coverage and eligibility for benefits, and to resolve all interpretive, equitable and other questions that shall arise in the operation and administration of this Plan. All actions or determinations of Company shall be final, conclusive and binding on all persons.

                                    Section 3

                                   Eligibility

         Any employee of Company or Tractor Supply Company of Texas, LP who shall satisfy both of the following requirements for a calendar year will be eligible to defer any annual bonus payment relating to such year: (i) is either an officer or employee director of the Company on January 1 of such calendar year and (ii) is eligible to receive annual base compensation and on-target bonuses relating to such calendar year totaling no less than $ 100,000 ("Eligible Employee"). In order to be eligible to defer annual base salary, the Eligible Employee must have deferred the maximum permitted by law into the Company's 401(k) Plan for the calendar year immediately preceding the calendar year in which the base salary is payable and the Eligible Employee has either
(a) owned 5% or more of the common stock of the Company or (b) participated in the Company's employee stock purchase plan in an amount not less than
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the lower of (1) 2% of the annual base compensation of such employee or (2)
$10,000 in the calendar year immediately preceding the calendar year in which the base salary is payable. Notwithstanding the foregoing, for purposes of deferring 2002 annual base salary, the 401(k) and stock purchase plan contribution requirements will be applied for 2002 as opposed to the preceding calendar year. It is the intent of Company that any employee eligible to participate under the Plan shall be part of a "select group of management or highly compensated employees," as that term is used in Section 201(2), Section 301(a)(3), and Section 401(a)(1) of ERISA.

                                    Section 4

                                  Contributions

         (a) Elective Deferrals. An Eligible Employee may elect in writing to defer receipt of up to 40% of his or her annual base salary payable from Company. An Eligible Employee may also elect to defer up to 100% of any annual bonus payment that may be payable. Company reserves the right in its discretion to alter the foregoing percentage limitations for any subsequent calendar years.

         An Eligible Employee who elects to defer any of his or her annual base salary or annual bonus payment under the Plan shall become a participant in the Plan ("Participant"). Deferral elections shall be made in increments of 1% of compensation under procedures established by Company. Election forms for Participants to defer salary and bonuses shall be provided by Company, and all such elections shall be made on such forms. Once made, an election to defer may not be revoked, changed or modified for the calendar year or bonus payment at issue.

         The election by a Participant to defer annual base salary must be made prior to the beginning of the calendar year in which falls the period of service for which such compensation is payable. Except, however, an Eligible Employee who initially becomes eligible to participate in the Plan during the calendar year shall be permitted to make a deferral election under this Section 4(a) for services to be performed subsequent to the election, provided such election is made within thirty (30) days of the effective date of his or her eligibility. Except for the year this Plan is adopted, the election by a Participant to defer all or part of his/her discretionary annual bonus payment must be made prior to June 30 of the calendar year preceding the calendar year in which the bonus is paid. For the year in which this Plan is adopted, an Eligible Employee may elect to defer all or part of his/her discretionary annual bonus payment no later than November 15 of the calendar year preceding the calendar year in which such bonus is paid. A Participant must make a separate election with respect to each calendar year of participation in the Plan pursuant to procedures established by Company.

         (b) Employer Matching Contribution. Company shall credit to the Participant's account a matching contribution equal to 100% of the first $3,000 deferred by a Participant under Section 4(a) for a calendar year and 50% of the next $3,000 deferred under Section 4(a) for a calendar year, for a maximum matching contribution of $4,500 per Participant per calendar year. Such matching contributions shall only be credited to the extent deferrals are actually made under Section 4(a).

                                    Section 5

                 Establishment of Deferred Compensation Accounts
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         At the time of the Participant's initial election to defer under
Section 4(a), Company shall establish a bookkeeping account (a "Deferred Compensation Account") for such Participant on its books. The amounts deferred under Section 4(a) shall be credited to the Participant's Deferred Compensation Account as of the first day of the month following the month that the compensation would have otherwise been paid to the Participant and amounts credited under Section 4(b) shall be credited as of the same day as the deferral under Section 4(a) is credited for which the Section 4(b) contribution relates.

                                    Section 6

                  Investment of Deferred Compensation Accounts

         A Participant's Deferred Compensation Account shall consist of all annual additions under Sections 4(a) and (b) together with interest accrued thereon calculated each calendar year at an annual rate equal to the prime rate listed in the Wall Street Journal on the first business day of such calendar year, compounded annually. The amounts held in the Deferred Compensation Account shall continue to earn interest until the first day of the month in which all amounts in such Account have been paid. Each Deferred Compensation Account is a hypothetical account. "Hypothetical" means that the amounts deferred and credited are not actually placed in the Deferred Compensation Account.

                                    Section 7

                                     Vesting

         A Participant shall be fully vested at all times in all amounts credited to the Participant's Deferred Compensation Account.

                                    Section 8

         Payment of Amounts from Deferred Compensation Accounts

         (a) The balance of the Participant's Deferred Compensation Account calculated under Section 6 shall be paid, or payments shall commence, to Participant within 30 days following the earlier of the Participant's (i) death,
(ii) Retirement, (iii) Total and Permanent Disability, (iv) termination of employment with Company, or (v) some other date designated by Participant at the time of his initial deferral and which is agreed to by the Company, provided such date is not less than three years after the deferral election. If a date is designated under parenthetical (v), such date must be the same for all deferrals under the Plan, but to the extent such date is less than two years after any deferral, the date will be extended (with respect only to that deferral) to the date two years after the deferral. The date established under (v) may be extended by the Participant but only to the extent permitted by the policies and procedures which may be established by the Company governing such extensions.

         All payments under this Plan shall be made in cash. The Participant's Deferred Compensation Account shall be paid in ten annual installments or in a single lump sum payment. Participant shall make an election to receive payment in one of these forms at the time of his initial deferral under the Plan and such election shall be irrevocable.
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         If payments are made in ten annual installments, the amount of each installment shall be determined by dividing the balance in the Deferred Compensation Account as of any payment date by the number of installments then remaining to be paid. Once the first installment payment is made, the remaining Deferred Compensation Account shall continue to accrue interest at a rate and in a manner as set forth above in Section 6 until paid in full.

         In the event payment commences due to the Participant's death, payment shall be made in a lump sum to the Participant's Designated Beneficiary. In the event of the Participant's Total and Permanent Disability, payment shall be made, in ten annual installments as described above, to the Participant or to an adult with whom the Participant maintains his or her residence, as Company in its sole and absolute discretion shall determine. Such a payment to a legal guardian, conservator or adult shall fully discharge Company, and the Plan from further liability on account thereof.

         Company reserves the right in its sole discretion to accelerate the payment of any amounts payable under this Plan without the Participant's consent and interest will only accrue until the first day of the month in which payment occurs. If Participant dies and installment payments are being made or are to be made, then Participant's Designated Beneficiary(ies) shall receive the remaining balance credited to Participant's Deferred Compensation Account in a lump sum payment.

         (b) For purposes of this Section 8, the following capitalized terms shall have the meanings set forth below:

                  (1) "Retirement" means the first day of the month coinciding with or next following the Participant's 65th birthday. Early retirement is defined at the first of the month coinciding with or next following the Participant's 55th birthday and with 6 years of employment service.

                  (2) "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

                  (3) "Designated Beneficiary" means the one or more than one persons designated by a Participant in writing to receive all or part of the Participant's Deferred Compensation Account upon the Participant's death provided such designation is delivered to the President of Company prior to the Participant's death. A designation may be replaced by a new beneficiary designation or may by revoked by the Participant at any time by written notice delivered to the President of Company prior to the Participant's death. In the event that a Designated Beneficiary(ies) has not been designated, cannot be located, or is not living at the time of Participant's death, payment of any amounts then credited to the Participant's Deferred Compensation Account shall be made to the Participant's surviving spouse or, if none, to the Participant's estate. If a Designated Beneficiary is missing or dies prior to Participant's death, then only the remaining Designated Beneficiary(ies) in the same class (i.e., primary or secondary) , if any, shall receive the deceased or missing Beneficiaries share as if such Beneficiary had not been designated in the first instance. If any Designated Beneficiary dies simultaneously with Participant or within 24 hours of the Participant's death, all benefits payable under the Plan shall be paid as if such Designated Beneficiary predeceased the Participant.

         (c) In the event of an unforeseeable emergency, Company, in its sole and absolute discretion and upon written application of such Participant, may direct immediate commencement of payment of all or a portion of the then vested and current value of such Participant's Deferred Compensation Account.
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For purposes of this Section 8(c), the term "unforeseeable emergency" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, as determined in the sole and absolute discretion of Company. Company shall not permit withdrawal for unforeseeable emergencies to the extent that such hardship is or may be relieved:

                  (1) Through reimbursement or compensation by insurance or otherwise;

                  (2) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

                  (3) By cessation of deferrals under the Plan.

         Company shall not consider the need to send a Participant's child to college or the desire to purchase a home as unforeseeable emergencies. Company shall permit withdrawals of amounts because of an unforeseeable emergency only to the extent reasonably needed to satisfy the emergency need.

                                    Section 9

                          Transferability of Interests

         Except as otherwise required by law, benefits payable to Participants and their beneficiaries under this Plan may not be in any manner anticipated, assigned (either at law or in equity), alienated, sold, transferred, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process by creditors of the Participant or the Participant's beneficiaries.

                                   Section 10

                      Amendment, Suspension and Termination

         Company, in its sole and absolute discretion at any time, may amend, suspend or terminate the Plan or any portion thereof in any manner and to any extent. Such amendment, suspension or termination of the Plan shall be final and binding. No amendment, suspension or termination shall alter or impair a Participant's rights to any amounts deferred before the date of such amendment, suspension or termination without the consent of the Participant affected thereby. Notwithstanding the preceding sentence, upon termination of the Plan, all benefits under the Plan will be paid to Participants in accordance with
Section 8 as if an event described in Section 8(a) had occurred.
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                                   Section 11

                   General Creditor Status/Unfunded Obligation

         This Plan constitutes a mere contractual promise by Company to make the future payments as provided under this Plan to Participants and, where applicable, to Designated Beneficiaries. Notwithstanding any other provision of this Plan, a Participant and his or her Designated Beneficiary shall be treated as general, unsecured creditors of Company at all times under the Plan. Neither a Participant nor a Designated Beneficiary shall have any preferred claim on, or any beneficial interest in, any assets of Company, any other person, or any trust maintained in connection with this Plan which is superior in any manner to the right of any other general and unsecured creditor of Company. It is the intention of Company that the Deferred Compensation Accounts be unfunded for tax purposes and for purposes of Title I of ERISA and this Plan shall be construed and operated to effect such intent. Further, it is intended that the recognition of income on amounts deferred by a Participant (and any related investment adjustments) shall be determined under Code Section 451(a) and such recognition shall be deferred until such amounts are actually received by the Participant.

         Company may, establish a grantor trust described in Treasury Regulation Sections 1.677(a)-(d) to accumulate funds to pay the Deferred Compensation Accounts to Participants, provided that the trust assets shall be subject to the claims of Company's general creditors and shall be required to be used to satisfy the claims of Company's general creditors in the event Company is "Insolvent" under the terms of such trust. The trust and any assets held by the trust to assist it in meeting its obligations under the Plan will conform to the terms of the model trust as described in Revenue Procedure 92-64. Upon transfer to the grantor trust, any such amounts shall be subject to the terms and conditions of the grantor trust, and shall be held and invested under the grantor trust until paid to the Participant.

         If the Internal Revenue Service, the Department of Labor, or any court determines or finds as a factual or legal conclusion that the intended treatment of this Plan under the Code or under ERISA is incorrect and issues or intends to issue an assessment, determination, opinion or report stating such or if it is the opinion of legal counsel of Company based on authorities then existing that the tax and ERISA status of this Plan is other than as intended and set forth above, then, if Company so elects within one year of such finding, determination, or opinion, each Participant shall be paid the then balance in his or her Deferred Compensation Account.

                                   Section 12

                    No Right to Employment or Other Benefits

         Nothing contained in this Plan shall confer or shall be construed as conferring upon any Participant the right to continue in the employ of Company in any specific capacity or for any specific term of employment or at any specific rate of compensation.
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                                   Section 13

                                Claims Procedures

         (a) (1) Any Participant or, if the Participant is deceased, the Participant's Designated Beneficiary (the "claimant," which term shall include the duly authorized representative of claimant) may file a claim requesting benefits under the Plan by submitting to the President of Company (or such other officer or agent of Company as the President may designate for such purpose) a written statement setting out the general nature of the claim.

                  (2) If a duly submitted claim is wholly or partly denied, notice of the denial shall be furnished to the claimant within sixty (60) days after receipt of the claim by the President or his designated person. Such notice shall be given as provided in subparagraph 13(a)(3) hereunder, and if the claim for benefits has not been granted within sixty (60) days of the submission of the claim, the claim shall be deemed denied for the purposes hereof.

                  (3) The Senior Vice President/CFO or his designated person shall provide to every claimant whose duly submitted claim for benefits is denied, written notice setting forth in a manner calculated to be understood by the claimant;

                      (A) The specific reason or reasons for the denial;

                      (B) Specific reference to pertinent Plan provisions on
                          which the denial is based;

                      (C) A description of any additional material or
                          information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                      (D) An explanation of the Plan's claim review procedure.

                  Such notice shall be sent by certified mail, return receipt requested, to the claimant's last known address.

         (b) (1) The Senior Vice President/CFO shall appoint a Claims Review Committee which shall consist of any number of officers of Company (other than the claimant), as the Senior Vice President/CFO in his or her discretion determines to be appropriate, to review and make decisions on claim denials. All decisions of the Claims Review Committee shall be by majority vote.

                  (2) Within sixty (60) days after denial of a claim as herein provided, the claimant may request review of the denied claim by submitting a written request therefore to the Claims Review Committee, in the care of the Senior Vice President/CFO of Company.
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                                   Section 14

                                  Miscellaneous

         (a) Withholding. Company shall have the right to take any and all actions which it deems necessary or appropriate to satisfy any federal, state and local withholding obligations with respect to any amounts payable under this Plan.

         (b) Successors. Except as otherwise provided herein, this Plan shall be binding upon and inure to the benefit of Company, the Participant and their heirs, executors, administrators, legal representatives, and successors.

         (c) Choice of Law. This Plan shall be construed in accordance with and governed by the law of the State of Tennessee, except to the extent preempted by federal law.

         (d) Discharge of Obligations. The payment by Company of the benefits due under this Plan to a Participant or Designated Beneficiary discharges Company's obligations under this Plan with respect to such Participant and the Participant shall have no further rights under this Plan.

         (e) Construction. The headings and subheadings set forth in this Plan are intended for convenience only and have no substantive meaning whatsoever. In the construction of this Plan, the masculine shall include the feminine and the singular shall include the plural.

         (f) Entire Agreement. This Plan contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all understandings, both oral and written, respecting the subject matter hereof.

         IN WITNESS WHEREOF, Company has caused this Plan to be executed by its duly authorized officer and its seal affixed hereto on this 11th day of November, 2001.



                           TRACTOR SUPPLY COMPANY


                           By: /s/  Calvin B. Massmann
                               -----------------------------------

(corporate seal)           Title:  Senior Vice President-Chief Financial Officer
                                   ---------------------------------------------